UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		2109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On October 21, 2011, Santander Holdings USA, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a current report on Form 8-K (the “Original Filing”) announcing certain Investments in Santander Consumer USA Inc. (“SCUSA”), a majority-owned subsidiary of the Company. This amendment on Form 8-K/A (this “Amendment”) amends and supplements the Original Filing (capitalized terms used but not defined in this Amendment have the meanings set forth in the Original Filing). The Company is filing this Amendment solely for the purpose of filing certain exhibits to the New Investor Agreement and the Dundon Investment Agreement, which were filed with the SEC as Exhibits 10.2 and 10.3 to the Company’s Annual Report on Form 10‑K, respectively, on March 16, 2012. For convenience of investors, the Company is also refiling the New Investor Agreement and the Dundon Investment Agreement, together with their respective exhibits.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Ex. No.	Description
10.2	Investment Agreement, dated October 20, 2011, by and between Santander Holdings USA, Inc. and Sponsor Auto Finance Holdings Series LP., together with the exhibits thereto.
10.3	Investment Agreement, dated October 20, 2011, by and between Santander Holdings USA, Inc. and Dundon DFS LLC, together with the exhibits thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: October 18, 2012	By: /s/Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: General Counsel and Assistant Secretary

EXHIBIT INDEX

Ex. No.	Description
10.2	Investment Agreement, dated October 20, 2011, by and between Santander Holdings USA, Inc. and Sponsor Auto Finance Holdings Series LP., together with the exhibits thereto.
10.3	Investment Agreement, dated October 20, 2011, by and between Santander Holdings USA, Inc. and Dundon DFS LLC, together with the exhibits thereto.

W/2018537